Exhibit 10.27

LOAN AGREEMENT

Dated as of August 26, 2020

among

THE ENTITIES SET FORTH ON SCHEDULE 1 ATTACHED HERETO,

individually and collectively, as Borrower

and

DLP LENDING FUND LLC,

as Lender

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	4.1.14	Not a Foreign Person	18
	4.1.15	Separate Lots	18
	4.1.16	Assessments	18
	4.1.17	Enforceability	18
	4.1.18	No Prior Assignment	18
	4.1.19	Insurance	18
	4.1.20	Flood Zone	18
	4.1.21	Leases	18
	4.1.22	Survey	19
	4.1.23	Principal Place of Business; State of Organization	19
	4.1.24	Filing and Recording Taxes	19
	4.1.25	Intentionally Omitted	19
	4.1.26	Illegal Activity	19
	4.1.27	No Change in Facts or Circumstances; Disclosure	19
	4.1.28	Investment Company Act	19
	4.1.29	Embargoed Person	19
	4.1.30	Filing of Returns	19
	4.1.31	Operations Agreements	19
Section	4.2	Survival of Representations	20

ARTICLE V BORROWER COVENANTS			20
Section	5.1	Affirmative Covenants	20
	5.1.1	Existence; Compliance with Legal Requirements	20
	5.1.2	Taxes and Other Charges	21
	5.1.3	Litigation	21
	5.1.4	Access to Property	21
	5.1.5	Notice of Default	21
	5.1.6	Cooperate in Legal Proceedings	21
	5.1.7	Perform Loan Documents	21
	5.1.8	Award and Insurance Benefits	21
	5.1.9	Further Assurances	22
	5.1.10	Mortgage Taxes	22
	5.1.11	Financial Reporting	22
	5.1.12	Business and Operations	23
	5.1.13	Title to the Property	23
	5.1.14	Costs of Enforcement	23
	5.1.15	Estoppel Statement	23
	5.1.16	Loan Proceeds	24
	5.1.17	Performance by Borrower	24
	5.1.18	No Joint Assessment	24
	5.1.19	Leasing Matters	24
	5.1.20	Operation of Property	24
	5.1.21	Changes in the Legal Requirements Regarding Taxation	25
	5.1.22	No Credits on Account of the Obligations	25
	5.1.23	Personal Property	25
	5.1.24	Infrastructure Project	25
Section	5.2	Negative Covenants	26
	5.2.1	Operation of Property	26
	5.2.2	Liens	26
	5.2.3	Dissolution	26
	5.2.4	Change in Business	26

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	5.2.5	Debt Cancellation	26
	5.2.6	Zoning	26
	5.2.7	No Joint Assessment	26
	5.2.8	Principal Place of Business and Organization	26
	5.2.9	ERISA	26
	5.2.10	Transfers; Assumptions	26
	5.2.11	Operations Agreements	27
	5.2.12	[Intentionally omitted]	27
	5.2.13	Embargoed Person; OFAC	27
	5.2.14	Distributions	27
	5.2.15	Affiliate Agreements	28

ARTICLE VI INSURANCE; CASUALTY; CONDEMNATION			28
Section	6.1	Insurance	28
Section	6.2	Casualty	30
Section	6.3	Condemnation	30
Section	6.4	Restoration	31

ARTICLE VII RESERVE FUNDS			32
Section	7.1	[Intentionally Omitted]	32
Section	7.2	[Intentionally Omitted]	32
Section	7.3	Reserve Funds, Generally	32
Section	7.4	Project Reserve Funds	33
	7.4.1	Deposits of Project Reserve Funds	33
	7.4.2	Disbursement of Project Reserve Funds	33

ARTICLE VIII DEFAULTS			35
Section	8.1	Event of Default	35
	8.1.1	Generally	35
	8.1.2	Remedies	36
	8.1.3	Remedies Cumulative; Waivers	37

ARTICLE IX SPECIAL PROVISIONS			38
Section	9.1	Transfer of Loan	38
Section	9.2	Severed Loan Documents	39
Section	9.3	Servicer	39
Section	9.4	Cooperation	39

ARTICLE X MISCELLANEOUS			39
Section	10.1	Survival	39
Section	10.2	Lender’s Discretion	40
Section	10.3	Governing Law	40
Section	10.4	Modification, Waiver in Writing	41
Section	10.5	Delay Not a Waiver	41
Section	10.6	Notices	42
Section	10.7	Waiver of Trial by Jury	42
Section	10.8	Headings	43
Section	10.9	Severability	43
Section	10.10	Preferences	43
Section	10.11	Waiver of Notice	43
Section	10.12	Remedies of Borrower	43
Section	10.13	Expenses; Indemnity	43
Section	10.14	Exhibits and Schedules Incorporated	44
Section	10.15	Offsets, Counterclaims and Defenses	44
Section	10.16	No Joint Venture or Partnership; No Third Party Beneficiaries	44
Section	10.17	Publicity	45
Section	10.18	Waiver of Marshalling of Assets; Homestead Waiver	45
Section	10.19	Waiver of Counterclaim	45
Section	10.20	Conflict; Construction of Documents; Reliance	45
Section	10.21	Brokers and Financial Advisors	45
Section	10.22	Prior Agreements	45
Section	10.23	Cumulative Rights	45
Section	10.24	Counterparts; Electronic Delivery	45
Section	10.25	Time is of the Essence	46
Section	10.26	Consent of Holder	46
Section	10.27	Successor Laws	46
Section	10.28	Reliance on Third Parties	46
Section	10.29	Joint Borrower	46

SCHEDULES

Schedule 1	Borrower Entities

Schedule 1.1(a)	Allocated Loan Amounts

Schedule 1.1(b)	List of Projects

Schedule 4.1.1	Organizational Chart

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LOAN AGREEMENT

This LOAN AGREEMENT, dated as of August 26, 2020 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between DLP LENDING FUND LLC, a Delaware limited liability company (“Lender”), having an address at 95 Highland Avenue, St. Augustine, FL 32095, and THE ENTITIES SET FORTH ON SCHEDULE 1 ATTACHED HERETO, jointly and severally (individually and collectively, “Borrower”), having its principal place of business at 16 Berryhill Road, Suite 200 Columbia, SC 29210

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain a loan in the original principal amount of TWO MILLION FIVE HUNDRED EIGHTY ONE THOUSAND EIGHT HUNDRED FORTY and 00/100 Dollars ($2,581,840.00) from Lender pursuant to this Agreement (the “Loan”); and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrued Interest” shall mean all accrued and unpaid interest on the outstanding principal balance of the Loan from time to time.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person or of an Affiliate of such Person.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” shall mean, with respect to each Individual Property, the amount set forth on Schedule 1.1(a) hereof.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Approved Plans” means complete plans, drawings, specifications and scope of work, that comply with applicable Legal Requirements and have been approved in writing by Lender, for the Project.

“Assignment of Management Agreement” shall mean individually and collectively as applicable, an Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof or thereafter, as applicable, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or part of the Property.

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“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its permitted successors and assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York or Pennsylvania, (ii) the financial institution that maintains any collection account for or on behalf of any Reserve Funds, (iii) the New York Stock Exchange or (iv) the Federal Reserve Bank of New York.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning ascribed to such term in the Security Instrument.

“Completion” or “Complete” shall mean one hundred percent (100%) completion of construction, renovation, rehabilitation of a Project, as applicable, subject to usual and customary punch list items, in a good and workmanlike manner and in compliance with all Legal Requirements, and in a manner consistent and compliant in all material respects with the applicable Project Documents as approved by Lender, and free and clear of all liens, claims, encumbrances and rights of others, other than Permitted Encumbrances, as evidenced by the issuance of certificates of completion by Lender’s consultant or inspecting architect or engineer, if any, in each case in form and substance acceptable to Lender and, if available or required under applicable Legal Requirements, a final or partial certificate of occupancy and, as applicable, acceptance of completion by the applicable tenant.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

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“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean twenty-four percent (24%) per annum.

“Distribution” means (i) any dividend, distribution or other payment of any kind on any shares of capital stock or other securities or partnership, membership, economic or other interests, or (ii) any fee, payment, bonus or other remuneration of any kind, or (iii) any repayment of or debt service on loans or other indebtedness other than the Loan.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Unsecured), dated as of the date hereof, executed by Borrower and each Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Statutes” shall mean any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Statutes” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Statutes” also includes, but is not limited to, any present and future Federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity relating to Hazardous Substances; (d) relate to nuisance, trespass or other causes of action relating to Hazardous Substances in connection with the Property; and/or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use relating to Hazardous Substances in connection with the Property.

3

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the ruling issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1.1(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as the same may be amended, modified or replaced, from time to time.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(f) hereof.

“Extended Maturity Date” shall have the meaning set forth in Section 2.6.1 hereof.

“Extension Notice” shall have the meaning set forth in Section 2.6.1 hereof.

“First Extension Option” shall have the meaning set forth in Section 2.6.1 hereof.

“First Payment Date” shall have the meaning set forth in Section 2.3.2 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (Federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean, jointly and severally, and, as the context requires, individually and collectively, Alexander Szkaradek, Antoni Szkaradek, Michael P. Beys each an individual; US Home Rentals, LLC, a Delaware limited liability company and FTE Networks, Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall include, but is not limited to, (a) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Statutes or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Statutes, and (b) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose a threat (imminent or otherwise) to human health or the environment or adversely affect the Property.

4

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“In Balance” means, with respect to each Project, no Deficiency then exists with respect to such Project.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender and any of its Affiliates and any of their officers, directors, members, partners, employees, representatives and consultants.

“Indemnifying Person” shall mean Borrower and each Guarantor, on a joint and several basis.

“Individual Property” shall mean all parcels of land, the Improvements thereon and all personal property owned by the Borrower and encumbered by a Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each such Security Instrument and referred to therein as the “Property”.

“Interest Period” shall mean (i) initially, the period commencing on and including the date of the funding of the Loan and ending on and including the last day of the calendar month of the Closing Date, and (ii) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the first (1st) day of the calendar month prior to such Payment Date and ending on the last day of the calendar month in which such Payment Date occurs.

“Interest Rate” shall mean a fixed rate of Eleven and Ninety-Nine Hundredths percent (11.99%) per annum.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, any Environmental Statutes, the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

5

“Loan” shall have the meaning set forth in the recitals hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement and Subordination of Management Fees, if applicable, the Guaranty, and all other documents executed and/or delivered in connection with the Loan.

“Management Agreement” shall mean any property management agreement or similar agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, and any successor property management approved by Lender, in writing, in Lender’s sole discretion.

“Manager” shall mean, the individual or entity who provides management and other services with respect to the Property pursuant to a Management Agreement.

“Material Adverse Change” or “Materially Adverse Effect” shall mean that the business, operations, property, assets, liabilities or financial condition of any applicable Person and each of their subsidiaries, taken as a whole, or the ability of any such Person to perform its obligations under the Loan Documents, has changed in a manner which could materially impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents or any Lease, as the case may be, as determined by Lender.

“Material Agreements” shall have the meaning set forth in Section 15.20 hereof.

“Maturity Date” shall mean the Stated Maturity Date, provided that (a) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 2.6, the Maturity Date shall be the First Extended Maturity Date, and (b) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 2.6, the Maturity Date shall be the Second Extended Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which Borrower or any ERISA Affiliate, and one or more employers other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Account” shall have the meaning set forth in Section 6.4(b)(ii) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of the Loan made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

6

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of (i) Borrower, or (ii) any direct or indirect general partner or member of Borrower with authority to act on behalf of and bind Borrower.

“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, any “common expenses” or expenses allocated to and required to be paid by Borrower under any Operations Agreements and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower or any Guarantor contained in any other Loan Document; (c) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower and/or Guarantor to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower and each Guarantor under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan. For the avoidance of doubt, the outstanding principal balance of the Loan shall include Project Reserve Funds and all other funds held by lender or escrow agent.

“Payment Date” shall mean, commencing with the First Payment Date, the first (1st) day of each calendar month during the term of the Loan until and including the Maturity Date or, for purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in “Schedule B-I” of the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower’s ability to repay the Loan.

“Permitted Transfer” means any of the following: (a) any Transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto; (b) any Transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; and (c) any Transfer expressly permitted by and completed strictly in accordance with Section 5.2.10.

7

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.

“Project” shall mean and refer to, individually and collectively as applicable, the rehabilitation improvements to each Individual Property more particularly described on Schedule 1.1(b) hereto, that will be funded, in whole or in part, with disbursements of Project Reserve Funds.

“Project Budget” shall mean a budget for construction of each Project approved by Lender in its sole discretion and any modifications thereof approved by Lender in writing in its sole and absolute discretion.

“Project Contracts” shall mean each contract or agreement to which Borrower or any agent of Borrower is a party, providing for the provision of construction services (including architect’s or engineering services), labor or material in connection with a Project.

“Project Costs” shall mean all costs and expenses of every kind and nature whatsoever to be incurred by Borrower in connection with the Completion of a Project, including such reserves and contingencies as Lender shall reasonably require.

“Project Documents” shall mean each of the following as approved by Lender with respect to each Project: the Approved Plans and the applicable Project Contracts.

“Project Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Project Reserve Funds” shall have the meaning set forth in Section 7.4.1 hereof.

“Property” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Release Amount” shall mean, for an Individual Property, the lesser of:

(a) the Debt; or

(b) an amount equal to the Allocated Loan Amount for such Individual Property set forth on Schedule 1.1(a) (as adjusted pursuant to Sections 2.4.1(c) and 2.4.2(a) if applicable) multiplied by one hundred and ten percent (110%).

“Release Property” shall have the meaning set forth in Section 2.7 hereof.

“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of their agents or employees from any and all sources arising from or attributable to the Property, and the Improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues from telephone services, vending and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, or any of its agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

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“Reserve Accounts” shall mean, collectively, the Project Reserve Account, the Net Proceeds Account, and any other escrow or reserve account established pursuant to the Loan Documents

“Reserve Funds” shall mean, collectively, the Project Reserve Funds and any other escrow or reserve funds established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Retention Amount” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Second Extension Option” shall have the meaning set forth in Section 2.6.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Security Instrument” shall mean those certain first priority Deeds of Trust, Security Agreements, Assignment of Leases and Fixture Filings of even date herewith, made by Borrower for the benefit of Lender as security for the Obligations and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 9.2 hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stated Maturity Date” shall mean August 31, 2021.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against (a) the Property or part thereof, together with all interest and penalties thereon and (b) against the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorem real estate or personal property taxes or as income taxes.

“Tenant” shall mean the lessee of all or any portion of the Property under a Lease.

“Title Company” shall mean the title insurance company which issued the Title Insurance Policy.

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“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the State does not permit the issuance of such ALTA policy, such form as shall be permitted in the State and acceptable to Lender) with respect to the Property and insuring the Lien of any of the Security Instrument encumbering the Property.

“Transfer” shall mean means the sale, transfer, hypothecation, pledge, encumbrance, mortgage, conveyance, lease, alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of the Property, or any portion thereof or interest therein or in Borrower (whether direct or indirect, legal or equitable including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, pledge, mortgage or encumbrance of any ownership interest in Borrower or in any entity having an ownership interest in Borrower, whether direct or indirect); or entering into any agreement or contract to do any of the foregoing which is not conditioned on compliance with the terms of the Loan Documents with respect to Transfers, or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.

“UCC” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located, as the same may be amended from time to time; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Property is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State, as the same may be amended from time to time, for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Lender, in its sole discretion, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be re-borrowed. Borrower acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3 The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) refinance the Property, (b) make deposits of Reserve Funds into the Reserve Accounts on the Closing Date in the amounts provided herein (Borrower hereby authorizing Lender to reserve a portion of the proceeds of the Loan in the amount of the Reserve Funds from disbursement of the proceeds of the Loan on the date hereof), (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, and (d) pay for Project Costs.

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2.1.5 Upfront Payment. At Closing, Borrower shall pay to Lender an upfront fee (the “Upfront Payment”) in an amount equal to Seventy-Five Thousand and No/100 Dollars ($75,000.00), less any portion of the Upfront Fee paid to Lender prior to the Closing. The Upfront Payment is fully earned and non-refundable.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Subject to Section 2.2.4 hereof, interest on the Outstanding Principal Balance shall accrue from the date of the funding of the Loan to but excluding the Maturity Date at the Interest Rate.

2.2.2 Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the average Outstanding Principal Balance in effect for the applicable period as calculated by Lender.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Debt Service Payments.

2.3.1 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Monthly Debt Service Payment. On the Closing Date, Borrower shall make a payment of interest only for the period commencing on and including the date of the funding of the Loan through and including September 30, 2020. Beginning on October 1, 2020 (the “First Payment Date”) and each subsequent Payment Date up to and including the Maturity Date, Borrower shall make a payment to Lender of principal (if any) and interest in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied to accrued and unpaid interest.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender not later than 3:00 P.M., Philadelphia city time, on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, including the payment of principal due on the Maturity Date, is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum, and (b) the Maximum Legal Rate, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

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2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., Philadelphia city time, on the date when due and shall be made in Dollars in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder shall be deemed to have been timely made for purposes of this Section 2.3.5.

2.3.6 ACH Payment. All payments due and owing under this Agreement or any other Loan Documents shall be made by wire transfer to an account designated by Lender to Borrower from time to time, or at Lender’s election, shall be made through automated clearing house (“ACH”) transfers from the Borrower directly to Lender. In this regard, if Lender elects to receive payments through ACH, shall execute and deliver to Lender an authorization agreement for direct payments whereby, among other things, Lender shall be irrevocably authorized to initiate ACH transfers from the a payment account designated by Borrower to Lender in the amounts required or permitted under this Agreement and all other Loan Documents. Lender’s authorization for direct ACH transfers as hereby provided shall be irrevocable and such ACH transfers shall continue until all Obligations are paid in full. For so long as any Obligations remain outstanding, Borrower shall: (i) not revoke Lender’s authority to initiate ACH transfers as hereby contemplated; (ii) not change, modify, close or otherwise affect the designated payment account; (iii) deposit all revenues of any nature or kind whatsoever relating to Borrower or its business only into the designated payment account; and (iv) be responsible for all costs, expenses or other fees and charges incurred by Lender as a result of any failed or returned ACH transfers, whether resulting from insufficient sums being available in the designated payment account, or otherwise. Borrower shall undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the requirements of this Section 2.3.6.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments.

(a) Except as otherwise provided in this Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part. Provided no Event of Default has occurred and is continuing, Borrower may prepay the Loan in whole upon the satisfaction of the following conditions:

(b) Borrower shall provide a written notice to Lender of such prepayment no less than thirty (30) days, and no more than sixty (60) days, prior to the date of such prepayment, specifying the Business Day on which a prepayment of the Debt (the “Prepayment Date”) is to be made; and

(c) Borrower shall pay to Lender on the Prepayment Date, together with any portion of the Outstanding Principal Balance being repaid:

(i) all accrued and unpaid interest on the amount of the Outstanding Principal Balance being prepaid, which, for the avoidance of doubt, shall include interest on such amount calculated at the applicable Interest Rate through the end of the Interest Period in which such prepayment occurs; and

(ii) without duplication of any of the foregoing, all other sums, then due under the Note, this Agreement, the Security Instrument, and the other Loan Documents.

(d) If for any reason Borrower fails to prepay the Loan on the Prepayment Date (including if such notice is revoked), Borrower shall pay to Lender any actual out-of-pocket losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection therewith.

(e) Upon receipt by Lender of a voluntary prepayment permitted pursuant to the terms of this Agreement, except for a prepayment made (i) in connection with a release of any Individual Property from the Lien of any of the Security Instruments or (ii) any Casualty/Condemnation Prepayment up to the Allocated Loan Amount of the applicable Individual Property, the Allocated Loan Amount for each Individual Property that is then subject to the Lien of any of the Security Instruments shall be reduced on a pro rata basis by such amount.

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2.4.2 Mandatory Prepayments.

(a) 90-Day Principal Payments. On December 1, 2020, Borrower shall make a payment to Lender (the “Initial 90-Day Principal Payment”) in an amount equal to five percent (5%) of the Outstanding Principal Balance. Beginning on March 1, 2021 and on each third (3rd) Payment Date thereafter (i.e., on June 1, September 1, December 1 and March 1 of each calendar year), Borrower shall make a payment to Lender (each such payment, and together with the Initial 90-Day Principal Payment, collectively the “90-Day Principal Payments”) in an amount (but not less than zero) equal to (a) ten percent (10%) of the Outstanding Principal Balance, less (b) all Release Amounts paid to Lender pursuant to and in accordance with Section 2.7 hereof and applied to pay down the Outstanding Principal Balance but only to the extent such Release Amounts have not been applied to reduce any prior 90-Day Principal Payments. Provided no Event of Default exists, Lender shall apply the 90-Day Principal Payments to the Outstanding Principal Balance.

(b) Net Proceeds Payments. On the Payment Date immediately succeeding the date on which Lender actually receives any Net Proceeds, and if Lender is not required to make such Net Proceeds available to Borrower for a Restoration in accordance with the terms of this Agreement, Borrower shall prepay or authorize Lender to apply the Net Proceeds as a prepayment of the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds provided that Borrower shall simultaneously therewith pay to Lender all accrued and unpaid interest on the principal amount being repaid (which, for the avoidance of doubt, shall include interest accruing on such amounts through the last day of the Interest Period in which such repayment occurs). Notwithstanding anything herein to the contrary, so long as no Event of Default has then occurred and is continuing, no or any other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all of the interest calculated at the Interest Rate on the amount of principal being prepaid through and including the end of the Interest Period in which such prepayment occurs.

Section 2.5 Release of Property. Except as set forth in Section 2.7 below, no repayment, prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any of the Security Instruments. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, release the Lien of the Security Instruments.

Section 2.6 Extension Option(s).

2.6.1 Extension Option(s). Subject to the provisions of this Section 2.6.1, Borrower shall have the option (the “First Extension Option”), by irrevocable written notice (the “First Extension Notice”) delivered to Lender no later than thirty (30) days prior to the Stated Maturity Date, to extend the Maturity Date to August 31, 2022 (the “First Extended Maturity Date”). Borrower’s right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to the effectiveness of any such extension:

(a) (i) no Event of Default shall have occurred and be continuing on the date Borrower delivers the First Extension Notice or the Second Extension Notice, as applicable, and (ii) no Default or Event of Default shall have occurred and be continuing on the Stated Maturity Date and the First Extended Maturity Date, as applicable;

(b) All amounts due and payable by Borrower and any other Person pursuant to this Agreement or the other Loan Documents as of the Stated Maturity Date or the First Maturity Date, as applicable, and all costs and expenses of Lender, including fees and expenses of Lender’s counsel, in connection with the Loan and/or the extension shall have been paid in full;

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(c) Borrower shall deliver an Officer’s Certificate to Lender (i) certifying that all representations and warranties set forth in this Agreement remain true, correct and complete in all material respects as of the commencement of the applicable Extension Option, and (ii) waiving any claims, counterclaims, rights of rescission, set-offs or defenses, known or unknown, against Lender as of the commencement of the applicable Extension Option.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

2.6.2 Extension Documentation. If requested by Lender, Borrower shall execute and deliver an agreement in form and substance reasonably acceptable to Lender commemorating the extension of the Maturity Date upon the exercise of an Extension Option and satisfaction of all applicable conditions to such extension as provided in Section 2.6.1; provided that no such agreement shall materially increase or alter the obligations of Borrower pursuant to the Loan Documents (it being acknowledged that a ratification by Borrower or any Guarantor of its respective obligations under the Loan Documents to which it is a party or a certification by Borrower and/or any Guarantor that its respective representations and warranties set forth in the Loan Documents to which it is a party remain true and correct in all material respects as of the first day of any extension term shall not constitute an increase in Borrower’s obligations for such purpose).

2.7 Release of Individual Property. At any time Borrower may obtain the release of an Individual Property from the Lien of the applicable Security Instrument thereon and related Loan Documents (each such Individual Property, a “Release Property”) and the release of Borrower’s obligations under the Loan Documents with respect to such Release Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a) Not more than ninety (90) calendar days and not less than ten (10) calendar days prior to the date of the release, Borrower delivers a notice to Lender setting forth (i) the date of the proposed release and (ii) a description of the Release Property that will be subject to the release;

(b) no Event of Default shall be continuing on the date that the Release Property is released from the Lien of the Security Instrument thereon other than as expressly permitted below;

(c) Borrower shall have paid to Lender the applicable Release Amount;

(d) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Release Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which such Release Property is located and that would be reasonably satisfactory to a prudent lender. In addition, Borrower shall provide all documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (A) will effect such release in accordance with the terms of this Agreement, and (B) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Individual Properties subject to the Loan Documents not being released);

(e) Borrower shall have paid or reimbursed Lender for all reasonable out of pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any release effectuated pursuant to this Section 2.7, and Borrower shall have paid all third-party fees, costs and expenses incurred in connection with any such release, including but not limited to, the payment of all recording charges, filing fees, taxes or other similar expenses incurred in the reasonable judgment of Lender in order to effectuate the release;

(f) [Intentionally omitted]

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(g) At Lender’s request, Borrower shall deliver to Lender (i) an endorsement to the Title Insurance Policy for the remaining Property (to the extent reasonably available in the State in which the remaining Property is located) insuring the Security Instrument, which endorsement (A) extends the effective date of such Title Insurance Policy for the remaining Property to the effective date of the release, (B) confirms no change in the priority of the Security Instrument on the balance of the Property (exclusive of the Release Parcel); and (C) lists any Permitted Encumbrances; and (ii) at Lender’s request, a survey in form and substance reasonably acceptable to Lender of the remaining portion of the Property; and

(h) Notwithstanding the foregoing provisions of this Section 2.7, if the Loan is included in a REMIC Trust, as a condition to such release, Borrower shall have established to Lender’s reasonable satisfaction that the loan-to-value ratio of the Loan (expressed as a percentage) based upon valuations obtained by Borrower at its sole cost and expense using (i) an existing appraisal (if such release occurs within twenty-four (24) months of the Closing Date), (ii) a new appraisal or (iii) a broker’s price opinion or other written determination of value using a commercially reasonable valuation method (provided, in each case, that such appraisal, opinion or other determination constitutes a commercially reasonable method permitted to a REMIC Trust, and provided, further, that such valuation shall be based solely on the value of real property and shall exclude personal property and going-concern value) does not exceed 125% immediately after the release of the Release Property, no such release will be permitted unless the Borrower pays down the principal balance of the Loan by an amount not less than the greater of (A) the Release Amount or (B) the least of one of the following amounts: (i) if the Individual Property is sold, the net proceeds of an arm’s-length sale of the Release Property to an unrelated Person, (ii) the fair market value of the Release Property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan as so determined by Lender after the release is not greater than the loan-to-value ratio of the Loan immediately prior to the release, unless the Lender receives an opinion of counsel that, if (B) is not followed, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release.

ARTICLE III

[**Intentionally Omitted**]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the State. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. The sole business of Borrower is the ownership, management and operation of the Property. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule 4.1.1. Borrower (a) has complied in all respects with its articles of organization or limited liability company agreement; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; and (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof). The signatory hereto has all necessary power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and/or any Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, any Guarantor, or the Property, which actions, suits or proceedings, if determined against Borrower, any Guarantor, or the Property.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than as permitted by this Agreement.

4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Security Instrument, when properly recorded in the appropriate records, together with any UCC-1 financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty, solely to the extent such security interests can be perfected by the filing of a UCC-1 financing statement, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s liabilities (including contingent liabilities, if any), including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower and Borrower has never been a debtor party in a Bankruptcy Action. No Bankruptcy Action exists against any Guarantor, and neither Borrower nor has any Guarantor has ever been a debtor party in a Bankruptcy Action. Neither Borrower nor any Guarantor is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s or Guarantor’s respective assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any petition against Borrower or any Guarantor.

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4.1.8 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material information that has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might materially adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Guarantor.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by Borrower and each Guarantor with the provisions hereof will not involve any Prohibited Transaction. Neither Guarantor nor Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Guarantor or ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of Borrower, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to Lender in writing.

4.1.10 Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, including, without limitation, any order of a bankruptcy court or plan approved thereby. There has not been committed by Borrower (or any other Person), any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Neither the Improvements, if any, as constructed, nor the use of the Property or any contemplated accessory uses, will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting the Property or any part thereof. Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Property is to any extent dependent upon or related to any real estate other than the Property.

4.1.11 Financial Information. All financial data with respect to the Property and Guarantor, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) fairly and accurately represent the financial condition of the Property and each Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Materially Adverse Effect on the Property or the Project. Since the date of such financial statements, there has been no Material Adverse Change (or any other material change) in the financial condition, operation or business of Borrower or any Guarantor from that set forth in said financial statements.

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4.1.12 Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, is threatened with respect to all or any portion of the Property or for the relocation of any roadway providing access to the Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Public Access. The Property has rights of access to public ways and, upon construction thereon, will be served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which will be connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. There is no on-site sewage disposal system and, upon construction thereon, the Property will be served by a sewer system maintained by a Governmental Authority or property owners association.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. The Property is comprised of multiple parcels more particularly described on Schedule 1.1(a) which each constitute(s) a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor any Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of any Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender evidence of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.21 Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to the Property.

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4.1.22 Leases. Any and all Leases at the Property (a) provide for rental rates comparable to existing local market rates, contain reasonable market rate terms and do not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents, (b) are for a lease term not exceeding one year, including all extensions, (c) are with individual, residential, non-commercial tenants, and (d) have been entered into by Borrower in its ordinary course of business. No Person has any possessory interest in the Property or right to occupy the same other than tenants pursuant to the express terms of the Leases.

4.1.23 Survey. Each Survey for the Property delivered to Lender is accurate.

4.1.24 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and is qualified to do business in the all states in which Borrower is required to be qualified.

4.1.25 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously with the disbursement of the proceeds of the Loan to Borrower.

4.1.26 [Intentionally omitted].

4.1.27 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.28 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower and any Guarantor to Lender including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and each Guarantor in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no Material Adverse Change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations and/or the financial condition of Borrower or any Guarantor. Borrower and each Guarantor have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any information provided to Lender or representation or warranty made herein to be materially misleading.

4.1.29 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.30 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or any Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.31 Filing of Returns. Borrower and each Guarantor have filed all Federal income tax returns and all other material tax returns, domestic and foreign, or extensions, as the case may be, required to be filed by it and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being contested in good faith. Borrower and each Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by sound accounting principles consistently applied. Neither Borrower, nor any Guarantor knows of any proposed assessment for additional Federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or the Property.

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4.1.32 Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to the best of Borrower’s knowledge, any other party to any such Operations Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower and the Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall not commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided, that: (a) no Default or Event of Default has occurred and is continuing; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

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5.1.2 Taxes and Other Charges. Borrower shall pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property, or any part thereof, as the same become due and payable. Borrower will deliver or cause to be delivered to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly pay or cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay or cause to be paid all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property (except that if such Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall pay or cause the same to be paid prior to delinquency, and upon making such payment or causing such payment to be made prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or proceedings by any Governmental Authority pending or threatened against Borrower and/or any Guarantor which might have a Materially Adverse Effect on Borrower’s or any Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any Material Adverse Change in Borrower’s or any Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

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5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) authorize the filing or recording of or execute and deliver to Lender such documents, instruments, certificates, assignments, financing statements and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time. In furtherance hereof, Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, and in the case of the Note, receipt of an indemnity from Lender, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. Borrower hereby authorizes Lender to file an “all assets” financing statement with respect to the Collateral.

5.1.10 Mortgage Taxes. Borrower shall simultaneously with the disbursement of the proceeds of the Loan pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instrument.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP (or such other accounting basis selected by Borrower and reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, and within thirty (30) days of the end of each calendar quarter, a complete copy of Borrower’s and each Guarantor’s annual (or quarterly, as applicable) financial statements certified as true and correct by the party providing such statements (and, for the annual of statements of Borrower prepared by an independent certified public accountant acceptable to Lender) in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) covering the Property for such Fiscal Year (or calendar quarter) and containing statements of profit and loss for Borrower, Guarantor and the Property and a balance sheet for Borrower and each Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such Fiscal Year (or calendar quarter), and an Officer’s Certificate certifying that each annual financial statement of Borrower fairly presents the financial condition and the results of operations of Borrower and the Property subject to such reporting, and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Guarantor’s annual financial statements shall be accompanied by a certificate executed and delivered by Guarantor (if such Guarantor is a natural person) or an officer or other duly authorized representative of Guarantor (if such Guarantor is an entity) certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, and, for Guarantors, Lender hereby approves sound and prudent cash based financial statements consistently applied)and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default by Guarantor under the Loan Documents, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

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(c) Borrower shall also provide such monthly reports and statements as are reasonably required by Lender within twenty (20) days after the end of each calendar month.

(d) Borrower shall furnish to Lender, within twenty (20) days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(e) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form (or such other form as required by Lender) and Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with any Lender Assignment to such parties requesting such information in connection with such Lender Assignment.

(f) Without limitation on other requirements of this Agreement, Lender may require, at Borrower’s cost and expense, quarterly valuations of the Loan and Borrower shall cooperate in connection therewith; provided, however, so long as no Event of Default exists, Borrower shall not be required to reimburse Lender more than $2,500 for the cost of any such quarterly valuation.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property or ownership and management of an interest in Borrower (as applicable).

5.1.13 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Permitted Encumbrances, and (b) the validity and priority of the Lien of each of the Security Instruments, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including attorneys’ fees and expenses, and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of a Bankruptcy Action related to Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all costs of collection and defense, including attorneys’ fees and expenses, and court costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

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(b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial Tenant, if any, in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document without the prior written consent of Lender.

5.1.18 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.19 Leasing Matters. Any Lease executed after the date hereof (and any amendment or termination thereof) shall require the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion. Borrower shall furnish Lender with true, correct and complete executed copies of all Leases, amendments thereof and any related agreements. Without limitation, and as applicable, Lender shall be deemed to have approved all renewals of Leases and all proposed Leases so long as the same (a) provide for rental rates comparable to existing local market rates, contain reasonable market rate terms and do not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents, (b) are for a lease term not exceeding one year, including all extensions, (c) are with individual, residential, non-commercial tenants, and (d) have been entered into by Borrower in its ordinary course of business. All Leases executed after the date hereof shall provide that they are subordinate to the Security Instrument and the Liens created thereby and that the Tenant thereunder agrees to attorn to Lender or any other purchaser of the Property at a sale by foreclosure (or deed in lieu thereof) or power of sale. Borrower (a) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (b) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner which does not impair the value of the Property involved, provided that in no event shall Borrower terminate or accept the surrender of any Lease by a Tenant unless by reason of a Tenant default and then only in a commercially reasonable manner to preserve and protect the Property; provided, however, that no such termination or surrender of any Lease will be permitted without the prior written consent of Lender or unless such termination or surrender is specifically provided for in the Lease; (c) shall not collect any of the Rents more than one (1) month in advance (other than security deposits required pursuant to such Lease); (d) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents (except to Lender pursuant to the Loan Documents); (e) shall not alter, modify or change the terms of the Leases; and (f) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Lender shall have the right to require each new Tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Lender.

5.1.20 Operation of Property.

(a) Borrower shall: (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under any of the Operations Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Operations Agreement of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by any party (other than Borrower) under the Operations Agreements, in a commercially reasonable manner.

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(b) All Material Agreements shall be subject to the prior review and approval, not to be unreasonably withheld, of Lender. As used herein, “Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, as to which either (a) there is an obligation of Borrower to pay more than $50,000 in the aggregate, or (b) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

5.1.21 Changes in the Legal Requirements Regarding Taxation. If any Legal Requirement or other law, order, requirement or regulation of any Governmental Authority is enacted or adopted or amended after the date the Loan is funded which imposes a tax, either directly or indirectly, on the Obligations or Lender’s interest in the Property, Borrower must pay or cause to be paid such tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.

5.1.22 No Credits on Account of the Obligations. Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Taxes assessed against the Property and no deduction shall otherwise be made or claimed from the assessed value of the Property for real estate tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Lender may, by written notice to Borrower of not less than ninety (90) days, declare the Obligations immediately due and payable.

5.1.23 Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of the Property to always be located at the Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.

5.1.24 Rehabilitation Project.

(a) Project Documents. Borrower shall diligently and continuously undertake to Complete each Project in conformance with the applicable Project Documents. Borrower will perform its obligations under the Project Documents and will enforce the terms of the Project Documents.

(b) Permits. Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by applicable Legal Requirements with regard to each Project.

(c) Lender Consultants. At Borrower’s expense, Lender shall have the right to employ an inspecting architect, engineer or consultant with respect to a Project. Borrower shall pay immediately upon demand the fees and expenses of any architect, engineer or consultant employed by Lender for the purpose of reviewing plans or otherwise engaged by Lender with respect to any Project.

(d) Performance by Lender. Upon the occurrence of an Event of Default, Lender shall have the right, without limitation of Lender’s other remedies under the Loan Documents, upon written notice to Borrower, either before or after accelerating the Debt or commencing foreclosure, either directly or through Lender’s agents and contractors to (i) enter onto the Property, (ii) complete the Project, (iii) modify the Project as Lender deems necessary, (iv) hire or replace any contractor or vendor retained by Borrower in connection with the Project as Lender deems necessary, (v) expend such sums as Lender determines necessary to Complete such Project and (vi) purchase any insurance coverage deemed appropriate by Lender in its sole discretion relating to the Project or Lender’s exercise of its rights under this Section 5.1.24(d). Borrower hereby waives any right to contest any such costs or expenses incurred by Lender in the exercise of Lender’s rights under this Section 5.1.24(d), and such costs and expenses (a) shall be added to the Debt, (b) shall be secured by the Security Instrument, (c) shall accrue interest at the Default Rate, and (d) shall be payable to Lender upon demand. Borrower hereby agrees to indemnify and hold harmless Lender for any such costs or expenses. Borrower hereby grants Lender an irrevocable power of attorney, coupled with an interest, to exercise Lender’s rights under this Section 5.1.24(d). Lender does not have and shall not have any obligation to complete any Project.

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Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of the Obligations, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property. Borrower shall not, without Lender’s prior consent (which consent shall be in Lender’s sole and absolute discretion): enter into, amend, surrender, terminate, waive any rights under or cancel any Management Agreement.

5.2.3 Liens. Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.4 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction.

5.2.5 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.6 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender.

5.2.8 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.9 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.24 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization.

5.2.10 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

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(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (1) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (2) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (3) one or more of the following circumstances is true: (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2); (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); (iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or (iv) The Loan meets the requirements of PTE 95-60, 90-1, 84-14 or similar exemption.

5.2.11 Transfers; Assumptions.

(a) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, no Transfer may occur without the prior written consent of Lender in its sole and absolute discretion.

(b) Notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with a Permitted Transfer; provided, however, that all of the following conditions are satisfied with respect to any such Transfers: (1) Borrower shall provide Lender thirty (30) days’ prior written notice thereof (other than a Permitted Transfer for which notice shall occur within thirty (30) days’ after such Transfer), (2) such Transfer shall not result in a change in the day-to-day management and operations of the Property, (3) [intentionally omitted], and (4) such Transfer shall not result in a breach of Section 5.2.9 or 5.2.13. Notwithstanding anything set forth herein, and without limiting any restrictions on any Transfer set forth herein, if any proposed transfer of any direct or indirect interests in Borrower would otherwise be a Permitted Transfer or not require Lender’s consent but shall result in any Person owning more than twenty percent (20%) of the direct or indirect legal, beneficial or economic interest in Borrower (other than Persons currently owning more than twenty percent (20%) of the direct or indirect legal, beneficial or economic interest in Borrower), approval of such transferee is required so that Lender can confirm the transfer and transferee complies with all legal and regulatory requirements and Lender policies relating to such transfer and transferee, including, without limitation, the Patriot Act and federal regulations issued with respect thereto and to ensure compliance with the representations in Section 4.1.30 hereof.

(c) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.12 Operations Agreements. Borrower shall not, without the prior written consent of Lender, modify any of the Operations Agreements.

5.2.13 [Intentionally omitted].

5.2.14 Embargoed Person; OFAC. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or any Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower nor any Guarantor is (or will be) a Person with whom Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the US Government fight the funding of terrorism and money laundering activities, The USA Patriot Act (and the regulations thereunder) requires Lender to obtain, verify and record information that identifies its customers. Borrower shall provide Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with The USA Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.

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5.2.15 Distributions. Borrower shall not make or permit any Distribution.

5.2.16 Affiliate Agreements. Borrower shall not enter into any agreement with an Affiliate without Lender’s prior written consent, in its sole and absolute discretion.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive “All Risk” or “Special Form” insurance on the Improvements and the Personal Property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations) with no depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a Federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the Outstanding Principal Balance or such other amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity; and (z) windstorm insurance in amounts and in form and substance satisfactory to Lender in the event such windstorm coverage is excluded under the Special Form Coverage, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive “All Risk” or “Special Form” insurance policy required under this subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article VIII of the Security Instrument to the extent the same is available;

(iii) if there are tenants of the Property, rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) for loss of Rents in an amount equal to one hundred percent (100%) of the projected rents from ` for a period of twelve (12) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire prior to or at the end of such period. The amount of such loss of Rents or business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of income to be derived from the Property for the succeeding twelve (12) month period. Notwithstanding anything to the contrary set forth herein, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied at Lender’s sole discretion to (I) the Debt, or (II) operating expenses for the Property approved by Lender in its sole discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

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(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage forms do not otherwise apply, (A) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

(v) if Borrower ever has any direct employees, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) if Borrower ever has any direct employees or owns any motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than One Million and No/100 Dollars ($1,000,000.00);

(viii) umbrella or excess liability insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(ix) if the Property is or becomes a legal “non-conforming” use or structure, ordinance or law coverage to compensate for the value of the undamaged portion of the Property, the cost of demolition and increased cost of construction in amounts as requested by Lender;

(x) if applicable, the commercial property, business income, general liability and umbrella or excess liability insurance required under Sections 6.1(a)(i), (ii), (iii) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (viii) above at all times during the term of the Loan so long as Lender determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; and

(xi) upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by S&P or “A-X” or better by AM Best or “A3” or better by Moody’s Investor Service, Inc.. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the renewal or successor Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Borrower shall supply an original or certified copy of the original policy within ten (10) days of request by Lender, provided that the policy is available.

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(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its successors and assigns) as Mortgagee, Loss Payee and Additional Insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in this Section 6.1 shall contain clauses or endorsements to the effect that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies on which Lender is listed as a Mortgagee shall not be canceled without at least thirty (30) days’ notice to Lender; (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and (iv) shall contain a waiver of subrogation in favor of Lender.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instrument and shall bear interest at the Default Rate. Provided no Event of Default exists, Lender shall promptly provide Borrower with notice of any such premiums incurred.

(g) Without limitation, Borrower shall continue to maintain all insurance that is in effect as of the date hereof.

Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that the Property resembles, as nearly as possible, the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than five percent (5%) of the applicable Allocated Loan Amount for the affected Individual Property and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

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Section 6.4 Restoration. If there are any Improvements on the Property, the following provisions shall apply:

(a) If the Net Proceeds and the costs of completing Restoration shall each be less than five percent (5%) of the applicable Allocated Loan Amount for the affected Individual Property, then the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than five percent (5%) of the applicable Allocated Loan Amount for the affected Individual Property, but less than twenty percent (20%) of the applicable Allocated Loan Amount for the affected Individual Property, or the costs of completing Restoration are equal to or greater than five percent (5%) of the applicable Allocated Loan Amount for the affected Individual Property, but less than twenty percent (20%) of the applicable Allocated Loan Amount for the affected Individual Property, then, in either case, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration upon the determination of Lender in its sole discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the affected Individual Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the Improvements is located on such land;

(C) if applicable, Leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in the affected Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;

(D) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the affected Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) four (4) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the affected Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

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(G) the affected Individual Property and the use thereof after Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the affected Individual Property or the related Improvements;

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing Restoration, which budget shall be acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of Restoration.

(ii) The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account (the “Net Proceeds Account”) and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

(iii) All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender in its discretion and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with Restoration. The identity of the contractor engaged in Restoration, as well as the contracts under which it has been engaged, shall be subject to prior review and acceptance by Lender in its discretion and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, as certified by the Casualty Consultant, minus the Retention Amount. The term “Retention Amount” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of Restoration, as certified by the Casualty Consultant, until Restoration has been completed. The Retention Amount shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Retention Amount shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Retention Amount; provided, however, that Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

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(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) If Net Proceeds are (i) equal to or greater than twenty percent (20%) of the applicable Allocated Loan Amount for the affected Individual Property, (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i) or otherwise), or (iii) not to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii), then in any such event all Net Proceeds may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole discretion. No prepayment charge shall be payable by Borrower by reason of a Casualty or Condemnation.

(d) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII

RESERVE FUNDS

Section 7.1 [Intentionally Omitted]

Section 7.2 [Intentionally Omitted]

Section 7.3 Reserve Funds, Generally.

(a) Borrower (i) hereby grants to Lender a first priority security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment and performance of the Obligations and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Reserve Funds, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations.

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(b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance or the payment of any other amounts then due and owing under this Agreement or any of the other Loan Documents in any order in its sole discretion.

(c) Borrower shall not further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

(d) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. No earnings or interest on the Reserve Funds shall be payable to Borrower. Lender shall not have any obligation to keep or maintain such Reserve Funds or any funds deposited therein in interest bearing accounts.

(e) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established; provided, however, Borrower shall not be obligated to indemnify Lender for any such Claims to the extent arising from Lender’s gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f) Upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, Lender shall return any remaining Reserve Funds to Borrower.

Section 7.4 Project Reserve Funds.

7.4.1 Deposits of Project Reserve Funds. Borrower shall deposit with Lender (which amount may be net funded by Lender but deemed disbursed) an amount equal to $70,000.00 on the Closing Date for the purpose of funding Project Costs, which amounts shall be deposited into a Reserve Account (the “Project Reserve Account”). Amounts deposited from time to time into the Project Reserve Account pursuant to this Section 7.4.1 are referred to herein as the “Project Reserve Funds”. The allocated amount of Project Reserve Funds with respect to each Individual Property, are set forth on Schedule 1.1(a) hereof.

7.4.2 Disbursement of Project Reserve Funds.

(a) Disbursements Upon Completion of Project at Individual Property. Each disbursement of Project Reserve Funds shall be released subject to satisfaction of the following conditions, any of which may be waived by Lender in Lender’s sole discretion:

(i) Any request for a disbursement of Project Reserve Funds shall be submitted to Lender on Lender’s form of request, not less than ten (10) Business Days prior to the anticipated date for the disbursement of Project Reserve Funds, and shall be accompanied by all evidence required to be approved by Lender as a condition to such disbursement, including an Officer’s Certificate stating that said conditions are then satisfied;

(ii) Disbursement of Project Reserve Funds shall only be used for the portion of the Project at the Individual Property to which the request for disbursement of Project Reserve Funds relates shall not exceed the amount of the Project Reserve Funds allocated to the applicable Individual Property;

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(iii) Borrower shall be in compliance with the terms and conditions of Section 5.1.24;

(iv) The relevant portion of the Project at an Individual Property to which the requested disbursement of Project Reserve Funds relates shall be Complete;

(v) At Lender’s election, Lender shall have received certificates of Lender’s consultant, any Architect and the General Contractor that the such portion of the Project is Complete;

(vi) Evidence reasonably acceptable to Lender, together with all other appropriate certificates and other documentation that Lender may require from, and as are customarily issued by, applicable Governmental Authorities, evidencing (i) compliance with all applicable Legal Requirements, including final certificates of occupancy and all consents or approvals required from third parties or any Governmental Authority have been obtained, and (ii) that no petitions, actions or proceedings are pending or threatened which could reasonably be expected to materially alter or declare invalid any approvals, consents, permits or certificates for or relating to the Project, or any part thereof;

(vii) Final unconditional waivers of lien (and evidence of payment) from all other contractors, subcontractors and materialmen as required by Lender or the Title Company; and

(viii) Lender shall have received notices of title continuation showing that since the date of the last disbursement of Project Reserve Funds there has been no adverse change in the state of title to the applicable Individual Property not approved by Lender, and, to the extent that any new improvements have been constructed at the applicable Individual Property outside their footprint on the date of the most recent survey, no adverse survey exceptions with respect to the Property not theretofore approved by Lender, and Lender may, in its discretion, require an endorsement to the Title Insurance Policy, in form and content satisfactory to Lender, insuring, in effect, that such disbursement has the same priority as the initial disbursement of the Loan and that there has been no Material Adverse Change in the condition of title to the Property since the issuance of the Title Insurance Policy;

(ix) No actions, suits or proceedings shall then be pending nor have any been threatened against or which affect Borrower, any Guarantor or the Property which could have a Material Adverse Change on Borrower, Guarantor or the Property;

(x) No Default or Event of Default shall have occurred and be continuing and all representations and warranties set forth in this Agreement and in any other Loan Document shall be materially true and correct as of the date of Borrower’s request for the disbursement, the date the disbursement is made, and immediately following the making of the disbursement;

(xi) No substantial unrepaired damage to any portion of the Property by fire or other casualty which is not in Lender’s judgment adequately covered by collectible proceeds of insurance; and

(xii) Borrower shall have paid all of the costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, all title premiums and other title and survey charges in connection with the proposed disbursement and a nonrefundable rehabilitation management in the amount of Two Hundred Ninety-Five and No/100 Dollars ($295.00) payable to Lender with respect to each disbursement of Project Reserve Funds.

(b) Disbursement by Wire Transfer. Disbursement of Project Reserve Funds shall be made at Lender’s election by wire transfer, at Borrower’s cost and expense, or by check. Lender may, in its election, make payments of the Project Reserve Funds directly to the contractor, subcontractor, or material supplier. Lender may also require, at Lender’s election, in its sole discretion, at Borrower’s sole cost and expense, that disbursements of Project Reserve Funds be made through (a) the Title Company pursuant to a construction loan disbursement escrow agreement or (b) a vending control company. Any such arrangement with the Title Company or a vending control company shall be in Lender’s sole discretion

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(c) Waiver of Conditions. Lender may from time to time, in its sole discretion, waive any condition or conditions to any disbursement of Project Reserve Funds without such waiver or series of waivers constituting a course of dealing or any amendment to this Agreement or a prohibition against subsequent imposition of such condition or conditions or a waiver of a default.

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default.

8.1.1 Generally.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due (including, without limitation, the failure of Borrower to repay the entire outstanding principal balance of the Note in full on the Maturity Date);

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable without payment of a penalty;

(iii) if the Policies are not kept in full force and effect, or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor;

(iv) the occurrence of any Transfer (except a Permitted Transfer) or other encumbrance with respect to any portion of the Property or the Collateral in violation of the provisions of this Agreement or Article 6 of the Security Instrument, or the occurrence of any Transfer in violation of the provisions of Section 5.2.10 hereof;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;

(vi) if Borrower or any Guarantor shall (i) make an assignment for the benefit of creditors or (ii) generally not be paying its debts as they become due;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, or if Borrower shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the applicable Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

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(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if Borrower breaches any representation, warranty or covenant contained in Section 4.1.26 or any of its respective negative covenants contained in Section 5.2;

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) Borrower breaches any covenant contained in Section 5.1.11 and such breach continues for ten (10) days after notice from Lender;

(xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xiv) if there shall be a Default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Guarantor or the Property.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

8.1.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, Lender may accelerate the Loan and declare the Outstanding Principal Balance and all other amounts under the Loan Documents due and payable and institute foreclosure proceedings), whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. To the fullest extent permitted by law or equity, without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

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(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c) Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Security Instrument to recover so much of the Debt as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(d) To the fullest possible extent permitted by applicable law or equity, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Subject to Tenants’ rights under the Leases, Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon the Property to cure such Event of Default, and Lender is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect the Property or the priority of the Lien granted by the Security Instrument.

(f) Lender may appear in and defend any action or proceeding brought with respect to the Property and may bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole discretion, decides should be brought to protect its interest in the Property. Lender shall, at its option, be subrogated to the Lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

(g) As used in this Section 8.1.2, a “foreclosure” shall include, without limitation, a power of sale.

8.1.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

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8.1.4 CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) COUNSEL FOR BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY OF REHEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY BORROWER THAT LENDER HAS RELIED ON THIS WARRANT OF ATTORNEY AS AN INDUCEMENT TWO GRANT FINANCIAL ACCOMMODATIONS TO BORROWER. UPON AND FOLLOWING THE OCCURRENCE OF AN UNCURED EVENT OF DEFAULT, BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OR THE PROTHONOTARY OR CLERK OF ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY JURISDICTION WHERE PERMITTED BY LAW OR THE CLERK OF ANY UNITED STATES DISTRICT COURT, TO APPEAR FOR BORROWER IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER AND ENTER AND CONFESS JUDGMENT AGAINST BORROWER OR ANY OF THEM IN FAVOR OF LENDER FOR SUCH SUMS AS ARE DUE OR MAY BECOME DUE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, TOGETHER WITH COSTS OF SUIT AND ACTUAL COLLECTION COSTS INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES EQUAL TO FIVE PERCENT (5%) OF THE LIABILITIES THEN DUE AND OWING BUT IN NO EVENT LESS THAN $5,000, WITH OR WITHOUT DECLARATION, WITHOUT PRIOR NOTICE, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL PROCEDURAL ERRORS AND THE RIGHT TO ISSUE EXECUTIONS FORTHWITH. IF A COPY OF THIS NOTE VERIFIED BY AFFIDAVIT OF ANY OFFICER OF LENDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL THEREOF AS A WARRANT OF ATTORNEY, ANY PRACTICE OR USAGE TO THE CONTRARY NOTWITHSTANDING. THE AUTHORITY HEREIN GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE THEREOF, BUT SHALL CONTINUE AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL FIND IT NECESSARY AND DESIRABLE AND AT ALL TIMES UNTIL FULL PAYMENT OF ALL AMOUNTS DUE HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. LENDER MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF BORROWER’S OBLIGATIONS ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH BORROWER IS A PARTY, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT THAT ANY JUDGMENT CONFESSED AGAINST BORROWER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BEHALF OF BORROWER FOR ANY REASONS, LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE LIABILITIES DUE AND OWING UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AS HEREIN PROVIDED.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Transfer of Loan. Lender may, at any time, sell, transfer or assign this Agreement, the Note, the Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (such sales, participation, offering and/or placement, collectively, a “Lender Assignment”). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such participations or Securities (collectively, the “Investor”), each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable, including, without limitation, financial statements relating to Borrower, Guarantor, the Property and any Tenant at the Property. Borrower irrevocably waives any and all rights it may have under law or in equity to prohibit such disclosure, including but not limited to any right of privacy.

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Section 9.2 Severed Loan Documents. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver (and cause other parties who executed any of the Loan Documents to execute and deliver) to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender may reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and Borrower. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by the parties thereto only as of the Closing Date.

Section 9.3 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Without limitation, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer or trustee in respect of the protection and preservation of the Property (including, without limitation, on account of Basic Carrying Costs), (b) all costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees payable by Lender to Servicer which may be due and payable under the Servicing Agreement (whether on a periodic or a continuing basis) as a result of an Event of Default under the Loan, the Loan becoming specially serviced, the commencement or continuance of any enforcement action of any kind with respect to the Loan or any of the Loan Documents, a refinancing or a restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents, or any Bankruptcy Action involving Borrower, Principal, Guarantor or any of their respective principals or Affiliates, (c) all costs and expenses of any Property inspections and/or appraisals (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain (but not more than one appraisal in any twelve months unless an Event of Default exists), and (d) all costs and expenses relating to or arising from any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, defeasance, assumption or modification of the Loan.

Section 9.4 Cooperation. Borrower and Guarantor agree to reasonably cooperate with Lender (and agree to cause their respective officers and representatives to cooperate) in connection with any Lender Assignment or potential Lender Assignment.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE COMMONWEALTH OF PENNSYLVANIA, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE COMMONWEALTH OF PENNSYLVANIA, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE COMMONWEALTH OF PENNSYLVANIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENT AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

(a) EXCEPTIONS. NOTWITHSTANDING THE FOREGOING CHOICE OF LAW:

(i) THE PROCEDURES GOVERNING THE ENFORCEMENT BY LENDER OF ITS FORECLOSURE AND OTHER REMEDIES AGAINST BORROWER AND GUARANTOR UNDER THE SECURITY INSTRUMENT AND UNDER THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE REAL PROPERTY ASSETS OF BORROWER, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT IN LIMITATION, ACTIONS FOR FORECLOSURE, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY OR OTHER ASSETS ARE LOCATED;

(ii) LENDER SHALL COMPLY WITH APPLICABLE LAW IN THE STATE WHERE THE PROPERTY OR OTHER ASSETS ARE LOCATED TO THE EXTENT REQUIRED BY THE LAW OF SUCH JURISDICTION IN CONNECTION WITH THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED UNDER THE SECURITY INSTRUMENT;

(iii) PROVISIONS OF FEDERAL LAW AND THE LAW OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY IN DEFINING THE TERMS HAZARDOUS SUBSTANCES, ENVIRONMENTAL STATUTES, AND LEGAL REQUIREMENTS AS SUCH TERMS ARE USED IN THIS LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, WITH RESPECT TO THE PROPERTY, BORROWER AND GUARANTOR; AND

(iv) MATTERS OF REAL ESTATE, LANDLORD-TENANT AND PROPERTY LAW SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS SITUATED.

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(b) AGENT FOR SERVICE OF PROCESS. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S SOLE OPTION BE INSTITUTED IN ANY FEDERAL DISTRICT COURT OR STATE COURT IN THE COMMONWEALTH OF PENNSYLVANIA, COUNTY OF NORTHAMPTON, PURSUANT TO PENNSYLVANIA LAW, AND BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTIONS WHICH BORROWER MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

FTE Networks, Inc.

237 West 35th Street, Suite 806

New York, NY 10001

Attn: CEO

Phone: 646-755-3605

Email: mbeys@blmllp.com

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON BORROWER’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN THE COMMONWEALTH OF PENNSYLVANIA, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL CONCLUSIVELY BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE COMMONWEALTH OF PENNSYLVANIA. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN THE COMMONWEALTH OF PENNSYLVANIA(WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN THE COMMONWEALTH OF PENNSYLVANIA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

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Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) facsimile (with answer back acknowledged) or as a PDF or similar attachment to an e-mail, provided that such facsimile or email attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (a) or (b) above, in each case addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	DLP Lending Fund LLC
95 Highland Avenue, Suite 300
Bethlehem, PA 28017
Attention: Barry W. DeGroot, Esq.
E-Mail: barry@dlpre.com

with a copy to:	Pircher, Nichols & Meeks LLP
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Attention: Real Estate Notices (WBT: 6004.2)
Facsimile No.: (310) 201-8922
E-Mail: realestatenotices@pircher.com

If to Borrower:	c/o FTE Networks, Inc.
237 West 35th Street, Suite 806
New York, NY 10001
Attn: CEO
Phone: 646-755-3605
Email: mbeys@blmllp.com

with a copy to:	FTE Legal
237 West 35th Street, Suite 806
New York, NY 10001
Attn: Corporate Counsel
Phone: (239) 315-3161
Email: legal@ftenet.com

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile or PDF or similar attachment to an e-mail, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a facsimile or e-mail notice is forthcoming. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall be deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel.

Section 10.7 Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

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Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim.

Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.3; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid by Lender from any Reserve Account.

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(b) Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (the liabilities, losses, costs, expenses and other matters described in this subparagraph (b), collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to an Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

Section 10.14 Exhibits and Schedules Incorporated. Any Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses solely to the extent such offsets, counterclaims or defenses are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

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Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets; Homestead Waiver. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. To the extent permitted by applicable law, Borrower hereby waives any Homestead protections that may be available to Borrower under the law of the state in which the Property is located.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Direct Lending Partners LLC, which arranged the Loan. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Term Sheet dated April 13, 2020 between Borrower (or an agent or representative of Borrower) and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Cumulative Rights. All of the rights of Lender under this Agreement hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.

Section 10.24 Counterparts; Electronic Delivery. This Agreement and all of the other Loan Documents may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought. The delivery of an executed counterpart of this Agreement or any other Loan Document (other than Note) by facsimile or as a PDF or similar attachment to an email shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

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Section 10.25 Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.

Section 10.26 Consent of Holder. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or servicer, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or from time to time and determinations made by such trustee or servicer to the extent identified as within the delegated authority of such trustee or servicer, unless and until such instructions are superseded by further written instructions from the holder of the Loan.

Section 10.27 Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.

Section 10.28 Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.

Section 10.29 Joint Borrower. The representations, covenants, warranties and obligations of Borrower shall be joint and several. Each entity that constitutes Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a) For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

(b) To induce Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Lender against, and hold Lender harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Lender by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by Lender on any requests or instructions from any Borrower, or (ii) any other action taken by Lender in good faith with respect to this Agreement or the other Loan Documents.

(c) Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure the Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

(i) agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(ii) agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

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(iv) accept partial payments on the Obligations;

(v) receive and hold additional security or guaranties for the Obligations or any part thereof;

(vi) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion may determine;

(vii) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof; or

(viii) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

(d) Upon the occurrence of and during the continuance of any Event of Default, Lender may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Lender, in connection with Lender’s efforts to obtain repayment of the Loan and Other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Lender may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Lender’s efforts to obtain repayment of the Loan and other Obligations. Lender may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Lender, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Lender hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its Obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Lender to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Lender to give notice of sale or other disposition of any Collateral for the Obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Lender to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, (vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of Lender to file or enforce a claim in any bankruptcy or similar proceeding with respect to any Person, (x) the election by Lender, in any bankruptcy or similar proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code except to the extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy or similar proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Lender securing the Obligations for any reason, or (xv) any bankruptcy or similar proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Without in any way limiting the foregoing, with respect to the Loan Documents and the Obligations, Borrower: (A) waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as non-judicial foreclosure with respect to security for Borrowers’ obligations, has destroyed each of their rights of subrogation and reimbursement against the other; and (B) waives any right to a fair value hearing or similar proceeding following a non-judicial foreclosure of the Obligations.

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(e) Borrowers represent and warrant to Lender that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Lender during the life of this Agreement. With respect to any of the Obligations, Lender need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

(f) Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things:

(i) Lender may collect on the Obligations from any Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and

(ii) If Lender foreclose on any real property collateral pledged by any Borrower for the Obligations: (A) the amount of the indebtedness owed by the other Borrowers may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from any Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from the other Borrowers.

(iii) This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. Each Borrower expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property collateral provided by the other Borrowers to secure the Obligations and failure to receive any such notice shall not impair or affect such Borrower’s obligations hereunder or the enforceability of this Agreement or the other Loan Documents or any liens created or granted hereby or thereby.

(iv) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, with respect to the Loan and all other Obligations, each Borrower hereby waives with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to set-off, to any other rights and defenses available to it or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party until the Obligations are paid and performed in full. Each Borrower agrees that it shall not have or assert any such rights against any other Borrower or any other Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted set-off to any action commenced against such Borrower by any other Borrower (as borrower or in any other capacity) or any other Person until all the Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect any Borrower’s liability under this Agreement or any other Loan Document to which it is a party, or the enforceability hereof or thereof.

EACH BORROWER WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY DEFENSE WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS WHICH EACH OTHERWISE MAY HAVE AGAINST THE OTHER, AGAINST LENDER OR OTHERS, OR AGAINST ANY COLLATERAL. IF ANY OF THE WAIVERS OR CONSENTS HEREIN IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS AND CONSENTS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

[The Remainder of the Page is Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

Kaja Holdings LLC,
a Delaware limited liability company

/s/ Michael P. Beys
By:	Michael P. Beys, in his capacity as President of US Home Rentals, LLC, the sole member of KAJA Holdings, LLC

Kaja Holdings 2, LLC,
a Delaware limited liability company

/s/ Michael P. Beys
By:	Michael P. Beys, in his capacity as President of US Home Rentals, LLC, the sole member of KAJA Holdings 2, LLC

DSV SPV3 LLC
a Delaware limited liability company

/s/ Michael P. Beys
By:	Michael P. Beys, in his capacity as President of US Home Rentals, LLC, the sole member of DSV SPV3, LLC

LENDER:

DLP Lending Fund LLC,
a Delaware limited liability company

By:	/s/ Donald Wenner
Donald Wenner
President

(Signatures continue on following page)

SCHEDULE 1

Borrower Entities

[to be inserted]

Schedule 1 - 1

SCHEDULE 1.1(a)

Allocated Loan Amounts

Attached.

Schedule 1.1(a) - 1

SCHEDULE 1.1(b)

List of Projects

[to be inserted]

Schedule 1.1(b) - 1

SCHEDULE 4.1.1

Organizational Chart

[to be inserted]

Schedule 4.1.1 - 1